Exhibit to Form 12b-25

April 3, 2006

We have been unable to complete our audit of the December 31, 2005 financial statements of ITIS Holdings Inc. by the required filing deadline of Form 10-KSB and need additional time to do so.

/s/ Malone & Bailey, PC
Malone & Bailey, PC
Certified Public Accountants